Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Shift4 Payments, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(r)				0.0001531

Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001531

Fees to Be Paid	Debt	Debt Securities	457(r)				0.0001531

Fees to Be Paid	Other	Depositary Shares	457(r)				0.0001531

Fees to Be Paid	Other	Warrants	457(r)				0.0001531

Fees to Be Paid	Other	Purchase Contracts	457(r)				0.0001531

Fees to Be Paid	Other	Units	457(r)				0.0001531

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$0.00		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$0.00

(1)
Omitted pursuant to Form
S-3
General Instruction II.E. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee